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                                                                    Exhibit 99.1
                                                                    NEWS RELEASE
                                                                      Dayton, OH
                                                               February 20, 2003
[LOGO]

Linking Imagination and Innovation" (R)
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MTC Technologies, Inc.
4032 Linden Ave
Dayton, OH 45432
www.mtctechnologies.com.

FOR IMMEDIATE RELEASE
THURSDAY, FEBRUARY 20, 2003

                  MTC TECHNOLOGIES, INC. REPORTS RECORD FOURTH
                  QUARTER AND YEAR-END REVENUES; FOURTH QUARTER
                       OPERATING INCOME INCREASES BY 79.4%

                          3/rd/ Record Quarter in a Row
--------------------------------------------------------------------------------

DAYTON, OH, February 20 - MTC Technologies, Inc. (Nasdaq: MTCT), a provider of engineering, technical and management services to the federal government, today reported record results for the quarter and year ended December 31, 2002.

Financial Highlights:

    .   4/th/ quarter revenues increased 47.5% to $36.6 million, a quarterly record
    .   Annual revenues increased $26 million to $118.5 million, a new annual high
    . 4/th/ quarter operating income increased 79.4% to $4.4 million, a quarterly record
    . 2002 full year operating income (excluding the non-cash, stock compensation expense of $5.2 million) increased 56.1%, or $4.9 million from 2001 to $13.7 million, a new annual record
    . EBITDA at 12.5% of revenue for the fourth quarter of 2002, as compared to 10.1% for the fourth quarter of 2001
    . Full year EBITDA (excluding the non-cash, stock compensation expense of $5.2 million) increased to 12.0% of revenue for 2002 versus 11.0% in 2001
    . Diluted Earnings per Share at $0.21 for the 4/th/ quarter, 2002, and $0.67 per share for the full year
    . Acquisition of AMCOMP Corporation in the fourth quarter of 2002 adds $3.2 million to revenues and $0.3 million to operating income, for the quarter and year to date results
    . Funded backlog at $141 million at December 31, 2002 versus $43 million last year
    .   4/th/ quarter operating activities generated $4.9 million in cash flow
    . Under contracts and task orders already in place at the beginning of 2002, we were awarded $945 million in additional business during the year (assuming exercise of all options)

Raj Soin, Founder and Chairman of the Board, noted, "We are extremely pleased with our 2002 results. We ended our first year as a publicly traded company exceeding our financial goals, completing a successful acquisition which was immediately accretive to net income, and further enhancing our capabilities and customer base. Our IPO strengthened our balance sheet with $44 million of additional equity while eliminating all our bank debt. These strong results and sound fundamentals have provided us with a solid foundation as we move into 2003."

Record 4th Quarter Results:
Revenues of $36.6 million for the quarter ended December 31, 2002, reflected a 47.5% increase over the $24.8 million recorded in the same period of 2001. Organic growth (34.6%) represented $8.6 million of the $11.8 million increase in revenues, with the remaining $3.2 million of revenue growth (12.9%) generated by the acquisition of AMCOMP in the fourth quarter of 2002. Operating income for the quarter increased 79.4% to $4.4 million, compared to $2.5 million recorded in the quarter ended December 31, 2001. The increase primarily reflects the higher revenue recognized during the fourth quarter of 2002, augmented by a 280 basis point drop in general and administrative expenses as a percent of revenues.

Income from continuing operations before income taxes for the quarter ended December 31, 2002 was $4.5 million compared to $2.4 million in the same period of 2001. Net income for the quarter ended December 31, 2002 was $2.8 million compared to $2.5 million in the same period of 2001. Fully diluted earnings per share for the fourth quarter of 2002 were $0.21 compared to $0.26 for the fourth quarter of 2001.

The comparability of the net income and earnings per share amounts for the fourth quarters of 2002 and 2001 was affected by the following significant items: income tax expense being recognized in the fourth quarter of 2002 and not in 2001 (by virtue of the company being an S-corporation until June 28, 2002) and the increase in the basic and diluted shares outstanding resulting from MTCT's initial public offering, which closed at the beginning of the third quarter of 2002.

In order to depict diluted earnings per share amounts on a more directly comparable basis, the following table shows net income and earnings per share for the fourth quarter of 2001 and 2002 as reported and pro-forma earnings per share for 2001, assuming a 40% effective tax rate and the same weighted average diluted shares outstanding during the three month period ended December 31, 2002:

                               Three months ended       Three months ended                      Three months ended
                               December 31, 2002        December 31, 2001                       December 31, 2001
                                  As reported              as reported          Adjustments        Pro-forma
                              --------------------  --------------------------------------------------------------
                                                    (in thousands except per share amounts)
Net income                   $          2,794        $          2,524          $  (1,010)        $       1,514
Weighted average diluted
shares outstanding                     13,095                    9,887              3,208               13,095
Diluted earnings per share   $           0.21        $            0.26                           $        0.12

President and CEO Mike Solley noted, "We had another record quarter featuring strong organic growth combined with a great start by the newest member of the MTCT family, AMCOMP Corporation. At the same time, MTCT continued to win new awards with a variety of clients in all of our key business areas."

Recent awards include:

..    A task order with a potential value of $175 million to develop, demonstrate, manufacture and install a high reliability advanced Identification Friend or Foe (IFF) system that will replace the current IFF system on National Guard F-16 aircraft.
..    $14.2 million in renewal task orders and recompeted contracts for technical, acquisition and management support to program offices for such weapon systems as F-15, F-16, B-1 and Special Operational Forces aircraft, cruise missiles and other programs at various locations.
..    A contract with a potential value of $3.4 million for support of
     Telecommunications Certification Office Support Systems, a set of executive-level tools for the Department of Defense long-haul communications provisioning and procurement business processes.
..    A task order with a potential value of $2.75 million to manage an effort for the Computerized Multi-Platform Boresight System, which will be an essential piece of ground support equipment that accurately aligns systems for the F-16 Fighting Falcon and F-15 Eagle aircraft to ensure they hit their target.
..    A $1.2 million task order to provide services to the Headquarters Air Force
     Materiel Command's newly formed Transformation Office.

Mike Solley added, "We have received several inquiries about the impact of the government budget delays on our anticipated revenue. Fortunately, approximately 90% of our revenue comes from the Department of Defense and intelligence agencies, whose budgets have already been approved and we do not anticipate any impact on our revenues from budget delays."

Year Ended December 31, 2002 Results from Operations:
Revenue for the year ended December 31, 2002 increased $26.0 million, or 28.0%, to $118.5 million, compared to $92.5 million for the year ended December 31, 2001. Organic growth of 24.5% represented $22.8 million of the increase in revenue, with the balance of $3.2 million coming from the acquisition of AMCOMP Corporation. Operating income for the year ended December 31, 2002 decreased 3.2% to $8.5 million compared to $8.8 million for the year ended December 31, 2001. This decrease was caused by the $5.2 million, non-cash, stock compensation expense recorded in the first quarter of 2002. Without that charge, operating earnings would have achieved a new record of $13.7 million for a 56.1% increase over 2001.

In order to show operating income, income before tax, net income, EBITDA and earnings per share on a more directly comparable basis to the way these items will be reported in the future, the following table shows each of these items, for the year ended December 31, 2002, as reported and on a pro-forma basis that adjusts for the effect of:

     a. non-cash, stock compensation expense of $5.2 million in the quarter ended March 31, 2002
     b. non-cash, deferred income tax benefit of $2.6 million recognized in the second quarter of 2002, when the company changed its S Corporation status to C Corporation status under Internal Revenue Service regulations and
     c. full year effect of income taxes at a 40% effective rate, even though income taxes were not a corporate obligation prior to MTCT becoming a C Corporation on June 28, 2002.

                                             Year ended                                  Year ended
                                         December 31, 2002                            December 31, 2002
                                            as reported         Adjustments               Pro-forma
                                        ----------------------------------------------------------------
                                                   (in thousands except per share amounts)

Revenue                                    $ 118,540            $       -                $ 118,540
Operating income                               8,502                5,215                   13,717
Income before income taxes                     8,342                5,215                   13,557
Income tax provision                             656                4,767                    5,423
Net income                                     7,686                  448                    8,134

EBITDA                                         9,015                5,215                   14,230
EBITDA as a % of revenue                         7.6%                 4.4%                    12.0%

Basic and fully diluted EPS *              $    0.67            $       -                $    0.70

*As noted in our 3/rd/ quarter earnings release, the EPS calculations for the four individual quarters do not add up to the total EPS for the year due to the fact that the share count changed so significantly from the first half of the year to the second half of the year due to the IPO. The annual EPS calculation yields an EPS that is $0.04 per share more than the sum of the four quarterly EPS numbers.

In order to depict diluted earnings per share amounts on a more directly comparable basis, the following table shows net income and earnings per share for the year ended December 31, 2002 on a pro-forma basis as calculated above, net income and earnings per share for 2001 as reported and net income and pro-forma earnings per share for 2001, assuming a 40% effective tax rate and the same weighted average diluted shares outstanding during the year ended December 31, 2002:

                                          Year ended               Year ended                            Year ended
                                      December 31, 2002         December 31, 2001                    December 31, 2001
                                          Pro-forma                As reported        Adjustments        Pro-forma
                                     ----------------------------------------------------------------------------------
                                                           (in thousands except per share amounts)
Net income                             $    8,134                $    7,764           $   (3,106)         $    4,658
Weighted average diluted shares
outstanding                                11,539                     9,887                1,652              11,539
Diluted earnings per share             $     0.70                $     0.79           $        -          $     0.40

Executive Vice President and CFO David Gutridge noted, "I want to compliment our operations team on this strong performance. Not only have they had a great year in 2002, their contract and task order wins have laid the foundation for another great year in 2003. Our operations team really embody our corporate vision with their daily attention to meeting or exceeding the customer's expectations."

Company Guidance:
The company also reiterated its financial performance expectations for full year 2003 as originally issued on October 29, 2002 and adds guidance for its first quarter of 2003. The table below summarizes the guidance ranges for the first quarter of 2003 and year-end 2003.


                                            All amounts except earnings per share amounts in (000's)

                                Revenue                 Net Income            Earnings per share          Est. Avg. Share
                          --------------------------------------------------------------------------------------------------
1st Quarter 2003           $33,000 - $36,000         $2,100 - $2,400      $0.16 - $0.19 Basic                12,910
                                                                          $0.16 - $0.18 Diluted              13,105

Full Year 2003            $166,000 - $171,000       $11,400 - $11,900     $0.88 - $0.92 - Basic              13,000
                                                                          $0.86 - $0.90 - Diluted            13,200

Fourth-Quarter Conference Call:

The company will conduct a conference call today at 11:00 a.m. ET to discuss its fourth quarter and year-end results, and the outlook for 2003. To obtain the dial-in number, please call our Investor Relations contact at 312-640-6779. To access the webcast of today's call, please go to www.companyboardroom.com. Internet participants should go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will remain available at the site for 15 days.

MTCT, through its wholly-owned subsidiaries, provides engineering, technical and management services to the federal government and employs approximately 1,100 people in 20 locations. MTCT's principal subsidiary, Modern Technologies Corp., was founded in 1984 and, together with MTCT, is headquartered in Dayton, OH. MTCT is a Nasdaq listed company.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not present or historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. These risks and uncertainties include: risks related to the growth of our FAST program, including strains on resources and decreases in operating margins; federal government audits and cost adjustments; differences between authorized amounts and amounts received by us under government contracts; government customers' failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; our ability to attract and retain qualified personnel; our ability to retain contracts during re-bidding processes; pricing pressures; undertaking acquisitions that might increase our costs or liabilities or be disruptive; integration of acquisitions; and changes in general economic and business conditions. For more information concerning these risks and uncertainties, see the Securities and Exchange Commission filings for MTCT.

Selected detailed financial information follows. For further information on MTCT, visit the website at www.mtctechnologies.com.

Selected Balance Sheet Data:
(in thousands):

                                   December 31, 2002     December 31, 2001
                              --------------------------------------------------
Current assets                        $  58,605               $  22,895
Current liabilities                      21,710                  12,780
Working capital                          36,895                  10,115
Accounts Receivable                      30,638                  21,877
Total bank debt                              --                  14,075
Stockholders' equity/(deficit)           49,778                    (121)
Total assets                             71,488                  25,734

..    Current assets at December 31, 2002 include a cash and cash equivalents balance of approximately $22.0 million primarily consisting of the balance of proceeds from the Company's initial public offering.
..    The total bank debt outstanding was repaid from the proceeds of the initial public offering on July 3, 2002.
..    We have decided to revise our calculation of Days Sales Outstanding (DSOs)
     in accounts receivable to a more conservative calculation that also includes (a) Billings in Excess of Cost and Estimated Profits, as well as
     (b) Cost and Estimated Profits in Excess of Billings. Under this more inclusive method, DSOs at December 31, 2002 were 79 compared to 78 at December 31, 2001.

Condensed Consolidated Statements of Operations
(Dollars in Thousands Except Share and Per Share Data)

--------------------------------------------------------------------------------

                                              Three months ended December 31,             Year ended December 31,
                                           -----------------------------------    -----------------------------------
                                                 2002               2001               2002                2001
                                           ----------------    ---------------    ----------------    ---------------
Revenue                                    $    36,610         $    24,816        $    118,540        $     92,590

Gross profit                                     6,887               4,785              22,184              17,342

General and administrative expenses,
 excluding stock compensation expense            2,343               2,290               8,348               7,468

 Stock compensation expense                         --                  --               5,215                  --

 Intangible asset amortization                     119                  28                 119               1,087

 Operating income                                4,425               2,467               8,502               8,787

Net interest income (expense)                       92                 (68)               (160)               (570)

Income from continuing operations before
 income tax expense                              4,517               2,399               8,342               8,217

Income tax expense                               1,723                  --                 656                  --

Income from continuing operations                2,794               2,399               7,686               8,217

Income (loss) from discontinued
 operations                                         --                 125                  --                (453)

Net income                                 $     2,794         $     2,524        $      7,686         $     7,764


Basic earnings per share:

 Income from continuing operations         $      0.22         $      0.24        $       0.67         $      0.83

 Income (loss) from discontinued
  operations                                        --                0.01                  --               (0.04)

 Net income                                $      0.22         $      0.26        $       0.67         $      0.79

Diluted earnings per share:

 Income from continuing operations         $      0.21         $      0.24        $       0.67         $      0.83

 Income (loss) from discontinued
  operations                                        --                0.01                  --               (0.04)

 Net income                                $      0.21         $      0.26        $       0.67         $      0.79

Weighted average common
 shares outstanding:

  Basic                                     12,869,643           9,887,482          11,405,351           9,887,482

  Diluted                                   13,094,975           9,887,482          11,538,802           9,887,482


FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:                                      AT FRB | WEBER SHANDWICK:
David Gutridge                                       Analyst Inquiries:
EVP & Chief Financial Officer                        Lisa Fortuna
937/252-9199                                         312/640-6779
dgutridge@modtechcorp.com                            lfortuna@webershandwick.com